UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 16, 2005

Quest Software, Inc.

(Exact name of registrant as specified in its charter)

California	000-26937	33-0231678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8001 Irvine Center Drive, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 754-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On June 16, 2005, the Compensation Committee of the Board of Directors of Quest Software, Inc. (“Quest”) approved a compensation arrangement with Anthony Foley, Quest’s Senior Vice President, Worldwide Sales. Under the new compensation arrangement, Mr. Foley’s base salary is £133,800 and Mr. Foley is also entitled to receive commission payments in amounts based on percentages of actual sales of Quest software products. If sales of Quest software products during 2005 are equal to the quota established for Mr. Foley, his “on-target commissions” for 2005 would total US$220,443 and he would also be entitled to an additional non-discretionary bonus payment of US$40,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST SOFTWARE, INC.
Date: June 22, 2005
By: /s/ J. Michael Vaughn

J. Michael Vaughn
Vice President, General Counsel and Secretary